CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-272422 on Form S-3 and Registration Statement Nos. 333-143693, 333-268048, 333-264583, 333-224654, 333-150339, 333-143692, 333-129789, 333-49308, 33-52355, 33-26056, and 33-47528 on Form S-8 of our reports dated February 15, 2024, relating to the financial statements of Rollins, Inc. and the effectiveness of Rollins, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

February 15, 2024